UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Date of Report (Date of earliest event reported)  May 14, 1996 (March 29, 1996)

Commission File Number                        0-11655

                                NTS-PROPERTIES IV
             (Exact name of registrant as specified in its charter)

         Kentucky                                  61-1026356
(State or other jurisdiction of          (I.R.S. Employer Identification
incorporation or organization)           No.)

   10172 Linn Station Road
   Louisville, Kentucky                                40223
(Address of principal executive                     (Zip Code)
offices)

Registrant's telephone number,
including area code                                (502) 426-4800

                              Not Applicable
           Former name, former address and former fiscal year,
                       if changed since last report




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Item 5.      Other Items

             The Lakeshore/University II Joint Venture, in which NTS-Properties IV has an 18% interest, has obtained a commitment from an insurance company for permanent financing in the amount of $17,400,000. The mortgage will mature twelve years from the loan closing date and will bear interest at a fixed rate of 8.125%. The repayment of the principal will be amortized over 12 years with monthly payments of principal and interest in the amount of $189,541. The proceeds of the permanent financing will be used to pay off the Joint Venture's current debt financings of approximately $16.9 million which bear interest at a fixed rate of 10.6%. The remaining proceeds will be used to fund Joint Venture tenant finish improvements, leasing costs and loan closing costs. The closing date of the permanent financing is expected to take place before June 30, 1996.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              NTS-PROPERTIES IV
                                                  (Registrant)

                                        BY:   NTS-Properties Associates IV
                                              BY: NTS Capital Corporation,
                                                    General Partner


                                                    /s/ John W. Hampton
                                                    John W. Hampton
                                                    Senior Vice President



Date:       May 14, 1996




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